Exhibit 99.1

SUMMARY OF THE 2004 STOCK AND INCENTIVE AWARD PLAN

      The board of directors has approved the E-Z-EM, Inc. 2004 Stock and Incentive Award Plan, or 2004 Plan. Our 2004 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees, and for the grant of nonstatutory stock options, restricted stock, stock appreciation rights, performance units performance shares and incentive awards to our employees, directors and other service providers.

      A total of 350,000 shares of our common stock have been reserved for issuance under our 2004 Plan. In addition, if the 2004 Plan is approved at the annual meeting, future grants under E-Z-EM's 1983 Stock Option Plan and 1984 Directors and Consultants Stock Option Plan will be suspended and all shares reserved or to be reserved for issuance upon exercise of stock options to be granted under these plans will be reallocated to the 2004 Plan and reserved for issuance thereunder. We expect that an aggregate of approximately 658,414 shares of our common stock will be reallocated as described above. This reallocation will result in an estimated aggregate of 1,008,414 shares of common stock being available for grant under the 2004 Plan following such reallocation. As noted above, following the adoption of the 2004 Plan, we do not intend to make further grants under the 1983 Plan or the 1984 Plan. Under the 2004 Plan, up to 800,000 shares may be issued upon exercise of incentive stock options.

      The Compensation Committee of our board will administer our 2004 Plan. As required by the 2004 Plan, the Compensation Committee will consist of two or more members of the board, each of whom must

      o     be an independent director under the rules of the American Stock
            Exchange,

      o     qualify as a "non-employee" director under SEC Rule 16b-3, and

      o qualify as an "outside director" within the meaning of Section 162(m) of the Code.

The Compensation Committee will have the power to select the participants in the 2004 Plan and determine the types of awards to be made and the terms of those awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise.

      The Compensation Committee will determine the exercise price of options granted under our 2004 Plan, but for all incentive stock options the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that for any participant who owns 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The Compensation Committee will determine the term of all options. After termination of service of an employee, director or other service provider, he or she may exercise his or her option for the period of time stated, and subject to any other terms and conditions included in the option agreement.


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      No participant in our 2004 Plan may receive options to purchase, or stock appreciation rights with respect to, more than 200,000 shares in any year. The maximum number of shares for which awards other than appreciation-only awards and awards the value of which is not based on the value of our common stock, or dollar-denominated awards, may be granted to a plan participant in any year is 100,000 shares. This limit applies to restricted stock, performance shares and any other stock value-based award not based solely on the appreciation of our common stock after the award is granted. Dollar-denominated awards under the 2004 Plan may not exceed $400,000 for a participant in any year.

      Stock appreciation rights, or SARs, may be granted under our 2004 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant of the SARs or, if the SARs are linked and alternative to an option, the date of grant of the option. The Compensation Committee will determine the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

      Restricted stock may be granted under our 2004 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee will determine the number of shares of restricted stock granted to any employee, director or other service provider. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Compensation Committee may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. The Compensation Committee may also make restricted stock unit awards, which are shares of our common stock that are issued only after the recipient satisfies any service or performance objectives or contingencies determined by the Compensation Committee.

      Our 2004 Plan does not allow for the transfer of awards, except for transfers by will or the laws of descent and distribution or to such other persons designated by a participant to receive the award upon the participant's death, or except as may otherwise be authorized by the committee for any award other than an incentive stock option.

      Performance units and performance shares may be granted under our 2004 Plan. Performance share awards are rights to receive a specified number of shares of our common stock and/or an amount of money equal to the fair market value of a specified number of shares of our common stock, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. Performance unit awards are rights to receive a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of common stock) at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. The Compensation Committee will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.


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      Our 2004 Plan authorizes the Compensation Committee to grant incentive awards, which are rights to receive money or shares on such terms and subject to such conditions as the committee may prescribe. Restricted stock, performance shares and performance units are particular forms of incentive awards but are not the only forms in which they may be made. Incentive awards may also take, for example, the form of cash or stock bonuses.

      Our 2004 Plan authorizes the Compensation Committee to grant options and SARs that become exercisable, and any award under the 2004 Plan that becomes nonforfeitable, fully earned and payable, if we have a "change in control," and to provide for money to be paid in settlement of any award under the 2004 Plan in such event. Additionally, if we have a change of control, the Compensation Committee may authorize the exercise of outstanding nonvested appreciation rights, make any award outstanding under the 2004 Plan non-forfeitable, fully earned and payable, or require the automatic exercise for cash of all outstanding SARs.

      In general, under the 2004 Plan, a "change in control" will be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 50% of the outstanding voting power of all our capital stock; a majority of our board, before a tender or exchange offer for our common stock ceases to constitute a majority as a result of such transaction or transactions; or our stockholders approve a merger, reorganization, sale of assets or plan of complete liquidation following which our stockholders before the transaction or Related Parties (as defined in the 2004 Plan) will not own at least 50% of our voting power or assets.

      Subject to any applicable stockholder approval requirements of Delaware or federal law, any rules or listing standards that apply to our company, or the Internal Revenue Code, the 2004 Plan may be amended by the board of directors at any time and in any respect, including without limitation to permit or facilitate qualification of options previously granted or to be granted in the future (1) as incentive stock options under the Internal Revenue Code, or (2) for such other special tax treatment as may be enacted on or after the date on which the 2004 Plan is approved by the board. Without stockholder approval however, no such amendment may increase the aggregate number of shares which may be issued under the 2004 Plan, or may permit the exercise price of outstanding options or SARs to be reduced, subject to limited exceptions. No amendment of the 2004 Plan may adversely affect any award granted prior to the date of such amendment or termination without the written consent of the holder of such award.

      Because award grants under the 2004 Plan are subject to the discretion of the Compensation Committee, awards under the 2004 Plan for the current year are indeterminable. Future option exercise prices under the 2004 Plan are also indeterminable because they will be based upon the fair market value of our common stock on the date of grant. During the 2004 fiscal year, no options were granted under the 1983 Stock Option Plan and options to acquire 8,000 shares were granted under the 1984 Directors and Consultants Stock Option Plan and, accordingly, had the 2004 Plan been in place, these 8,000 options would have been granted under the 2004 Plan during the 2004 fiscal year.


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